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                                                                 EXHIBIT 5.1


                  [SHUMAKER, LOOP & KENDRICK, LLP LETTERHEAD]







                               September 19, 1997



Coast Dental Services, Inc.
6200 Courtney Campbell Causeway
Suite 690
Tampa, FL 33607

         Re: Coast Dental Services, Inc. Securities and Exchange Commission Registration Statement on Form S-1 (Registration No. 333-34385) 2,300,000 Shares of Common Stock, $.001 Par Value Our File No. C59000/83985

Gentlemen:

         We are legal counsel to Coast Dental Services, Inc., a Delaware corporation (the "Company"), and have acted as such in the preparation and filing of its Registration Statement on Form S-1 (Registration No. 333-34385) with the Securities and Exchange Commission (the "SEC") pursuant to the requirements of the Securities Act of 1933, as amended, and the General Rules and Regulations of the SEC promulgated thereunder for the registration of 2,300,000 shares (the "Shares") of the Common Stock, par value $.001 (the "Common Stock"), of the Company. Of these Shares, up to 1,600,000 Shares (the Company's Shares") are to be issued and sold by the Company, 400,000 shares are to be sold by certain Stockholders of the Company (the "Selling Stockholders") and 300,000 are to be sold by the Company if the underwriters exercise their option to purchase such shares to cover over allotments. In connection with the following opinion, we have examined and have relied upon such documents, records, certificates, statements and instruments as we have deemed necessary and appropriate to render the opinion herein set forth.
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Coast Dental Services, Inc.
September 19, 1997
Page 2




         Based upon the foregoing, it is our opinion that (i) the Company's Shares, when and if issued and sold in the manner set forth in the Registration Statement, will be legally and validly issued, fully paid and non-assessable, and (ii) the Selling Stockholders Shares have been legally and validly issued, and are fully paid and non-assessable.

         The undersigned hereby consents to (i) filing this opinion as Exhibit
5.1 to the Registration Statement, and (ii) using its name in the Registration Statement under following captions of the Prospectus: "RISK FACTORS -- Government Regulation," "BUSINESS -- Governmental and State Regulations" and "LEGAL MATTERS".

                                        Very truly yours,


                                        /s/  SHUMAKER, LOOP & KENDRICK, LLP
                                        ---------------------------------------
                                        Shumaker, Loop & Kendrick, LLP